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                                 Exhibit 10.5

     Mr. Puorro's Employment Agreement is the same as the Employment Agreement in Exhibit 10.1, which is incorporated herein by reference except as to: (i) the name of the signatory, which is Michael P. Puorro; (ii) the signatory for the Company, which is Joseph L. Mancino; (iii) the position in Section 1, which is Treasurer and Chief Financial Officer; and (iv) the amount of the base salary in
Section 3(a), which is $197,000.